Exhibit 99.1

CONTACT:

Heather Hamel

(617) 863-5530

Investor Relations

Investor-relations@invivotherapeutics.com

InVivo Therapeutics Announces Updates on the INSPIRE Study

- Announces Two New Patient Conversions -

- Implements Temporary Enrollment Halt -

CAMBRIDGE, Mass. (July 31, 2017) — InVivo Therapeutics Holdings Corp. (NVIV) today provided an update on the progress of the company’s INSPIRE Study (InVivo Study of Probable Benefit of the Neuro-Spinal Scaffold™ for Safety and Neurologic Recovery in Subjects with Complete Thoracic AIS A Spinal Cord Injury), which is designed to demonstrate the safety and probable benefit of the Neuro-Spinal Scaffold™ for the treatment of complete thoracic spinal cord injury (SCI).  The primary endpoint of the study is defined as improvement in ASIA Impairment Scale (AIS) grade from baseline at the six-month visit. The study update includes:

Update on Patient Conversions

•                  A patient improved from complete AIS A SCI to motor incomplete AIS C SCI at the one-month visit.

•                  A second patient improved from complete AIS A SCI to sensory incomplete AIS B SCI at the six-month visit.

•                  Six of 11 patients (54.5%) have had an AIS grade improvement at the six-month primary endpoint visit.  The following table provides a summary of all patients in follow-up:

Patients Currently in Follow-Up

Patient Group	Number of Patients
Converted at six-month visit	6
Converted, less than six months of follow-up	1
Not converted at six-month visit	5
Not converted, less than six months of follow-up	4
TOTAL	16 patients in follow-up

•                  Of the seven conversions, four are AIS C conversions at this time, meaning these four patients have recovered both sensory and motor function.  These conversions to AIS C have occurred as early as one month and as late as 24 months after Neuro-Spinal Scaffold™ implantation.  Having assessments of motor improvements occurring one or two years post-implantation is uncommon and may be indicative of prolonged neural repair.

One of the two patients who recently converted was implanted with the Neuro-Spinal Scaffold™ in January 2017 by Travis Dumont, M.D, Director of the Neurovascular Program and Principal Investigator at Banner — University Medical Center Tucson in Tucson, AZ.  This patient initially converted from complete AIS A SCI to sensory incomplete AIS B SCI at two months but reverted back to AIS A at three months.  Subsequently, at the six-month visit, the patient converted from AIS A to AIS B. This conversion to AIS B at six months will be included in the primary endpoint analysis of AIS improvements from baseline at the six-month visit.

Dr. Dumont said, “This patient has demonstrated motor improvements from baseline assessments, and the conversion to AIS B at the six-month visit is encouraging.”

The other patient who recently converted was implanted in June 2017 by Drs. Dan Altman, Nestor Tomycz, and Terrence Julien at Allegheny General Hospital in Pittsburgh, PA.  The patient converted from complete AIS A SCI to motor incomplete AIS C SCI between the hospital discharge and one-month visits. At baseline, the patient was assessed to have a T6 neurological level of injury (NLI). In a large European registry*, only 2.9% of patients with a T6-T9 NLI were reported to improve to AIS C or better by one month after injury. This is the second patient in the INSPIRE study to have reached AIS C motor incomplete classification at the one-month evaluation and the fourth patient in the INSPIRE study to have reached AIS C motor incomplete classification.

Dr. Julien, System Co-Director of Minimally Invasive Spine Surgery and Principal Investigator, said, “A conversion to AIS C at one month for a patient with a T6 level of injury is rare. I look forward to continuing to track the patient’s progress and hope that the patient continues to show signs of neurological recovery.”

Trial Status Update: Temporary Enrollment Halt

The most recent patient to enroll into the INSPIRE study, who was implanted in late June 2017, passed away suddenly at a rehabilitation facility following discharge from the hospital.  The cause of death was deemed by the Principal Investigator at the site to be unrelated to the Neuro-Spinal Scaffold™ or implantation procedure. This represents the third death in INSPIRE to date, all of which have been deemed to be unrelated to the investigational product or implantation procedure by each respective site’s Principal Investigators.

The company has elected, based in part on discussions with the company’s independent Data Safety Monitoring Board, to implement a temporary halt to enrollment as it engages with the Food and Drug

Administration (FDA) to determine whether any changes to patient enrollment criteria related to patients who may have a higher mortality risk or other study modifications are deemed necessary.

As a result of the temporary enrollment halt, the company anticipates completing INSPIRE enrollment in the first half of 2018 and submitting a Humanitarian Device Exemption (HDE) application in the second half of 2018.

Mark Perrin, InVivo’s Chief Executive Officer and Chairman, said, “Our thoughts and condolences are with the patient’s loved ones at this difficult time.  We remain committed to monitoring carefully all aspects of the INSPIRE study to ensure the ongoing safety of subjects.  Regarding the enrollment halt, we are working toward an expeditious resolution.  Based on the compelling clinical results to date, particularly the two most recent AIS conversions, we hope to reopen enrollment as soon as possible.”

* Zariffa et al., Spinal Cord (2011)

About The INSPIRE Study

The INSPIRE Study: InVivo Study of Probable Benefit of the Neuro-Spinal Scaffold™ for Safety and Neurologic Recovery in Subjects with Complete Thoracic AIS A Spinal Cord Injury, is designed to demonstrate the safety and probable benefit of the Neuro-Spinal Scaffold™ for the treatment of complete T2-T12/L1 spinal cord injury in support of a Humanitarian Device Exemption (HDE) application for approval. For more information, refer to https://clinicaltrials.gov/ct2/show/study/NCT02138110.

About the Neuro-Spinal Scaffold™ Implant

Following acute spinal cord injury, surgical implantation of the biodegradable Neuro-Spinal Scaffold™ within the decompressed and debrided injury epicenter is intended to support appositional healing, thereby reducing post-traumatic cavity formation, sparing white matter, and allowing neural repair within and around the healed wound epicenter. The Neuro-Spinal Scaffold™, an investigational device, has received a Humanitarian Use Device (HUD) designation and currently is being evaluated in The INSPIRE Study for the treatment of patients with acute, complete (AIS A), thoracic traumatic spinal cord injury and a pilot study for acute, complete (AIS A), cervical (C5-T1) traumatic spinal cord injury. For more information on the cervical study, refer to https://clinicaltrials.gov/ct2/show/study/NCT03105882.

About InVivo Therapeutics

InVivo Therapeutics Holdings Corp. is a research and clinical-stage biomaterials and biotechnology company with a focus on treatment of spinal cord injuries. The company was founded in 2005 with proprietary technology co-invented by Robert Langer, Sc.D., Professor at Massachusetts Institute of Technology, and Joseph P. Vacanti, M.D., who then was at Boston Children’s Hospital and who now is affiliated with Massachusetts General Hospital. In 2011, the company earned the David S. Apple Award from the American Spinal Injury Association for its outstanding contribution to spinal cord injury medicine. In 2015, the company’s investigational Neuro-Spinal Scaffold™ received the 2015 Becker’s

Healthcare Spine Device Award. The publicly-traded company is headquartered in Cambridge, MA. For more details, visit www.invivotherapeutics.com.

Safe Harbor Statement

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements within the meaning of the federal securities laws. These statements can be identified by words such as “believe,” “anticipate,” “intend,” “estimate,” “will,” “may,” “should,” “expect,” “designed to,” “potentially,” and similar expressions, and include statements regarding the safety and effectiveness of the Neuro-Spinal Scaffold™ and the status of the clinical program, including the timing for enrollment and completion of the INSPIRE Study and submission of an HDE application to the FDA. Any forward-looking statements contained herein are based on current expectations, and are subject to a number of risks and uncertainties. Factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the company’s ability to successfully open additional clinical sites for enrollment and to enroll additional patients; the timing of the Institutional Review Board process; the expected benefits and efficacy of the company’s products and technology in connection with the treatment of spinal cord injuries; the availability of substantial additional funding for the company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and other risks associated with the company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies identified and described in more detail in the company’s Quarterly Report of the three months ended March 31, 2017, and its other filings with the SEC, including the company’s Form 10-Qs and current reports on Form 8-K. The company does not undertake to update these forward-looking statements.

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